Exhibit 10.12

Consulting Agreement

This Consulting Agreement (the “Agreement”) is made as of this 11th day of February, 2014, by and between Putnam Hills Corp. (the “Company”) and Paseco ApS (the “Consultant”). In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.            Services. Since November 7, 2013 through the date of this Agreement (the “Consultancy Period”), the Consultant has provided advisory and consulting services (the “Services”) to the Company and its majority shareholder on a non-exclusive basis in connection with planning and structuring a (a) business combination or share exchange and (b) subsequent financing by the Company of up to $12 million (the “Transaction”) with Dandrit BioTech A/S (“Dandrit”).

2.             Compensation. As compensation for the Services, the Company has agreed to issue up to 1,400,000 shares (the “Shares”) of common stock to the Consultant or its designees valued at a price per share equal to $0.0001, to be issued immediately prior to the closing of the contemplated transaction by and between the Company and Dandrit.

3.             Lock-up Agreement. Prior to the closing of the Transaction, the Consultant agrees that it shall sign and deliver to the Company the lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”) and shall cause any designees that shall receive any of the Shares to and deliver the Lock-up Agreement to the Company.

4.             Confidentiality.

(a)           The Consultant agrees that all the materials and information, whether or not in writing, of a private, sensitive or confidential nature concerning the Company’s business or financial affairs, including but not limited to the identification of the Company’s actual or potential acquisition targets, including Dandrit (collectively, “Confidential Information”), are and shall be the exclusive property of the Company. The Consultant will not use or disclose any Confidential Information to others, including those both inside and outside the Company, for any purposes other than in the performance of its services as Consultant to the Company, without the written approval of the Company, either during or after the Consultancy Period, unless and until such Confidential Information has become public knowledge without fault by the Consultant.

(b)           All tangible materials and copies thereof containing Confidential Information and all tangible property of the Company in the Consultant’s custody or possession shall be delivered to the Company upon the earlier of (i) a request by the Company or (ii) termination of the Consultancy Period. After such delivery, the Consultant shall not retain or acquire any such materials or copies thereof or any such tangible property.

(c)           The Consultant agrees that its obligation not to disclose or to use information or materials of the types set forth in paragraph (a) above, and its obligation to return all materials and tangible property set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of collaborators or affiliates of the Company, suppliers or other consultants to the Company, and other third parties who may have disclosed or entrusted the same to the Company or to the Consultant in the course of the Company’s business.

(d)      The Consultant agrees to abide by the federal securities laws of the United States of America which prohibit trading in the securities of the Company while in possession of material non-public information or to disclose such information to others who might trade on it, and the Consultant shall cause each of its officers, directors, employees, representatives, designees and agents that is in possession of material non-public information of the Company to agree to abide by such federal securities laws and regulations. “Material information” is generally defined as any information about the subject company or the market for that company’s securities which would (i) likely affect the price of those securities, or (ii) likely be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in the securities of such company. “Non-public information” is generally defined as information which has not been disclosed generally or is otherwise generally known in the marketplace.

5.             Other Agreements. The Consultant represents that it has all the necessary right, power and authority to enter into this Agreement, to serve as a consultant to the Company, to grant such rights to the Company as provided herein, and to fulfill all of its obligations under, and all of the other terms of, this Agreement. The Consultant further represents that its performance under this Agreement, in its capacity as a consultant to the Company, does not and will not breach any other agreement of the Consultant with any other party, including but not limited to, any agreement by the Consultant to refrain from directly or indirectly competing with the business of any previous employer or any other party, or any agreement by the Consultant not to disclose or misappropriate any information, knowledge, data or other proprietary information or material acquired in confidence or in trust. The Consultant will not disclose to the Company or induce the Company to use any such proprietary information or material belonging to any previous employer or any other party. The Consultant will not hereafter grant any rights to any party that is inconsistent with the terms of this Agreement.

6.             Notices. All notices required or permitted under this Agreement shall be signed and in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown beneath its signature below, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6.

7.             Independent Contractor. The Consultant shall perform any and all services under this Agreement as an “independent contractor” and not as an employee or agent of the Company. The Consultant may not claim any rights, or assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the Company.

8.             Publicity. The Company will not use the Consultant’s name in any commercial advertisement, publication, press release or other similar material that is used to promote the Company or its business, unless the Company obtains the prior written consent to such use from the Consultant.

9.             Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

10.           Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of New York, without giving effect to conflict of laws provisions.

11.           Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any other company with which, or into which, the Company may be merged or which may succeed to any part of its assets or business; provided, however, that all of the obligations of the Consultant under this Agreement are personal and may not be assigned or otherwise transferred by the Consultant to any other party.

12.           Severability. This Agreement is to be considered severable, and if any provision of this Agreement is illegal or unenforceable, the unaffected provisions will remain in effect.

13.           Termination Date. This Agreement shall expire upon the earlier of the closing of the Transactions, including the contemplated financing by the Company and one (1) year following the date of this Agreement as first set forth above.

14.           Due Authorization. The persons executing this Agreement on behalf of each of the parties represent and warrant that they are duly authorized to execute this Agreement on behalf of their respective parties.

15.           Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be an original, but such counterparts shall together constitute one and the same Agreement. Telecopied or facsimiled copies of the Agreement shall be deemed an original for all intents and purposes.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement and it shall be effective as of the date first set forth above.

AGREED AND ACCEPTED:

PUTNAM HILLS CORP.

By:	/s/ Samir Masri

Printed Name:	Samir Masri

Title:	President

CONSULTANT

PASECO ApS

By:	/s/ Ole Abildgaard

Printed Name:	Ole Abildg

Title:	CEO

EXHIBITA

LOCK-UP AGREEMENT

[PROVIDED UNDER SEPARATE COVER]